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                                                                   EXHIBIT 23.02



                        CONSENT OF INDEPENDENT ACCOUNTS


We consent to the incorporation by reference in this registration statement on Form S-8 to be filed on or about September 5, 1997 of our reports dated January 29, 1997, on our audits of the financial statements and financial statement schedules as of December 31, 1996 and 1995, and each of the three years ended December 31, 1996, of CardioGenesis Corporation.


                                        COOPERS & LYBRAND L.L.P.



San Jose, California
September 4, 1997